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                                                                       EXHIBIT 5

                 [LETTERHEAD OF CHART HOUSE ENTERPRISES, INC.]

                                 July 3, 1996


Chart House Enterprises, Inc.
115 South Acacia Ave.
Solana Beach, CA 92075

     Re:  Registration Statement on Form S-8

Gentlemen:

     I am General Counsel to Chart House Enterprises, Inc., a Delaware corporation (the "Company"), and in such capacity have examined the form of Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") on July 3, 1996, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 330,000 shares (the "Shares") consisting of: (1) up to 310,000 shares of common stock, par value $.01 per share (the "Common Stock") of the Company to be issued by the Company upon exercise of stock options granted by the Company under its 1992 Stock Option Plan, and (2) 20,000 shares of Common Stock of the Company issued or to be issued by the Company upon exercise of stock options granted by the Company under a Stock Option Agreement dated June 1, 1988.

     For purposes of this opinion, I have made those examinations and investigations of legal and factual matters I deemed advisable and have examined the originals, or copies certified to my satisfaction as being true copies, of those corporate records, certificates, documents and other instruments which, in my judgment, enable me to render the opinion expressed below. For these purposes, I have relied upon certificates provided by public officials and by officers of the Company as to certain factual matters. I have assumed the genuineness of all originals, the conformity to the original documents of documents submitted to me as certified or photostatic copies and the authenticity of the originals of the latter documents.

     On the basis of the foregoing, and relying solely thereon, I am of the opinion that the Shares are duly authorized and when issued, delivered and paid for in the manner and upon the terms contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.
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Chart House Enterprises, Inc.
July 3, 1996
Page 2


     I consent to the use of this opinion as an exhibit to the Registration Statement. In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

                                                  Very truly yours,


                                                  /s/ WILLIAM R. KUNTZ, JR.
                                                  William R. Kuntz, Jr.
                                                  Executive Vice President
                                                  and General Counsel